Exhibit 24.2

POWER OF ATTORNEY

Know all men by these presents, that the undersigned officer of the Registrant, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitutes and appoints John J. Suydam, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 415 under the Securities Act, and all other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect hereof, hereby ratifying and confirming all that said attorney-in-fact as agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of October, 2010.

POWER OF ATTORNEY

Signature	Title

/S/ GENE DONNELLY Gene Donnelly	Chief Financial Officer (Principal Financial Officer)